Exhibit 4.5

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”) is entered into as of the 6th day of March, 2019, by and among Bioceres Crop Solutions Corp. (f/k/a “Union Acquisition Corp.” or “UAC”), a Cayman Islands exempted company (the “Company”) and the undersigned parties listed under Investor on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, Union Acquisition Corp. and certain Investors party thereto entered into a Registration Rights Agreement on February 27, 2018 (the “Original Agreement”);

WHEREAS, Union Acquisition Corp. changed its name to Bioceres Crop Solutions Corp., as a result of consummating the Business Combination (as defined below), pursuant to that certain share exchange agreement, dated as of November 8, 2018 by an among Union Acquisition Corp., Joseph Schena, solely in his capacity as a representative of Union Acquisition Corp.’s shareholders, and Bioceres, Inc. (the “Exchange Agreement”).

WHEREAS, the Investors and the Company desire to enter into this Agreement, which shall amend and restate in its entirety the Original Agreement, to provide the Investors with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Business Combination” means the business combination pursuant to the Exchange Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Founder Shares” means all of the outstanding Ordinary Shares of the Company issued prior to the consummation of its initial public offering.

“Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Private Placement Warrants” means the warrants held by certain Investors, purchased by such Investors in connection with the consummation of the Company’s initial public offering, and includes all Ordinary Shares issuable upon conversion or exchange of such warrants.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Founder Shares and (ii) the Private Placement Warrants (and underlying securities). Registrable Securities include any warrants, shares of capital stock, or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Founder Shares and Private Placement Warrants (and underlying securities). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.                                      REGISTRATION RIGHTS.

2.1                               Demand Registration.

2.1.1                     Request for Registration. The holders of a majority-in-interest of the Private Placement Warrants and the Founder Shares may make a written demand for registration under the Securities Act of all or part of such Registrable Securities at any time and from time to time on or after: (i) with respect to the Private Placement Warrants, thirty (30) days after the date that UAC consummates the Business Combination and (ii) with respect to the Founder Shares, the earlier of (A) the earlier of (x) one (1) year after the date UAC consummates the Business Combination and (y) the date on which the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing one hundred and fifty (150) days after UAC consummates the Business Combination, and (B) the date that the Company consummates a subsequent liquidation, merger stock exchange or other similar transaction which results in all shareholders having the right to exchange their Ordinary Shares for cash, securities or other properties; (each a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Within sixty (60) days upon the receipt of any such request, the Company shall use its best efforts to have such Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations in respect of all Registrable Securities (not including short-form requests for registration pursuant to Section 2.3).

2.1.2                     Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3                     Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, no holder may include its Registrable Securities in such registration unless such holder includes its Registrable Securities in such underwriting. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4                     Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the pro rata proportion of each Demanding Holder’s Registrable Securities that can be sold without exceeding the Maximum Number of Shares, determined in accordance with the number of shares that each such person has requested be included in the Demand Registration, regardless of the total number of shares held by each such person (such proportion is referred to herein as “Pro Rata”); (ii) second, any Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, any Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5                     Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering for any reason, then, prior to the effectiveness of the Registration Statement, such majority-in-interest of the Demanding Holders may provide written notice to the Company and the Underwriter(s) of their request to withdraw the Registration Statement, and the proposed offering shall be withdrawn. If the Registration Statement is so withdrawn, it will not count as a Demand Registration pursuant to this Section 2.1. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such registration as provided in Section 3.4.

2.2                               Piggy-Back Registration.

2.2.1                     Piggy-Back Rights. If at any time on or after the date the Company consummates a Business Combination the Company proposes to file a Registration Statement for its own account or for shareholders of the Company for their account (including, without limitation, pursuant to Section 2.1) with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for or convertible into equity securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall: (x) describe the amount and type of securities to be included in such offering, (y) describe the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (z) offer to the holders of Registrable Securities the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration or, if the offering is an underwritten offering, shall use its best efforts to cause the managing Underwriter or Underwriters to permit the Registrable Securities requested to be included in such registration, on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2                     Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Ordinary Shares, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)                                 If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b)                                 (b) If the registration is a “demand” registration undertaken at the demand of persons other than any of the holders of Registrable Securities: (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, the Ordinary Shares or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3                     Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.4.

2.3                               Registrations on Form S-3. The holders of Registrable Securities may, after one year from the consummation of the Business Combination, and at any time and from time to time thereafter, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Form S-3 shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. As soon as practicable thereafter, the Company shall effect the Form S-3 registration of such Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.                                      REGISTRATION PROCEDURES.

3.1                               Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution as expeditiously as practicable, and in connection with any such request, use its best efforts to:

(a)                                 prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and to cause such Registration Statement to become effective and remain effective until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, and in such each case the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to defer the filing of a Demand Registration more than once in any 365-day period.

(b)                                 prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

(c)                                  promptly, and in any event within two (2) business days, notify the holders of Registrable Securities included in such Registration Statement of: (i) the filing of a Registration Statement, (ii) the effectiveness of a Registration Statement, (iii) when any post-effective amendment to such Registration Statement becomes effective; (iv) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (v) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment.

(d)                                 prior to filing a Registration Statement, prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such documents as proposed to be filed and all exhibits thereto and documents incorporated by reference therein, and such other documents as the holders of Registrable Securities included in such registration or their legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by such holders and to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

(e)                                  take such action necessary to cause the Registrable Securities covered by the Registration Statement to be registered or qualified under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and such other governmental authorities as may be necessary by virtue of the business and operations of the Company, and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

(f)                                   enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

(g)                                  make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(h)                                 furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of any opinion of counsel to the Company delivered to any Underwriter and any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(i)                                     make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)                                    cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2                               Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.3                               Obligation to Suspend Distribution. Upon receipt of any notice from the Company of any request by the Commission for any amendment or supplement or for any additional information as set forth in Section 3.1(c)(v), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company of the ability of all “insiders” to transact in the Company’s securities because of the existence of material non-public information (as such terms are set forth in a written insider trading compliance program adopted by the Company’s Board of Directors), then each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1(c)(v) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all written copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.4                               Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration, any Piggy-Back Registration, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters); (viii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.5                               Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4.                                      INDEMNIFICATION AND CONTRIBUTION.

4.1                               Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), and any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter (each, an “Underwriter Indemnified Party”) from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration (each, a “Claim”); and the Company shall promptly reimburse the Investor Indemnified Party and Underwriter Indemnified Party for any legal and any other reasonable expenses incurred by such person in connection with investigating and defending any such Claim whether or not any such person is a party to any such Claim and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that the Company will not be liable to the extent that any such Claim arises out of or is based upon information furnished to the Company, in writing, by such Investor Indemnified Party or Underwriter Indemnified Party.

4.2                               Indemnification by Holders of Registrable Securities. Subject to the limitations set forth Section 4.4 hereof, each selling holder of Registrable Securities will indemnify and hold harmless the Company and each of its directors and officers and their affiliates, and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Claim if the statement or omission underlying such Claim was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Claim. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3                               Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any Claim in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall notify such other person (the “Indemnifying Party”) in writing of the Claim; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any Claim brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such Claim, and, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any Claim, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4                               Contribution. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Claim, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim (including any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending the Claim) in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions, or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to any Claim shall be entitled to contribution in such action from any person who was not guilty of such fraudulent misrepresentation.

5.                                      RESALES. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.                                      MISCELLANEOUS.

6.1                               Other Registration Rights. The Company represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2                               Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties, and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties, and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or holder of Registrable Securities, or of any assignee of the Investors or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3                               Notices. All notices, demands, requests, consents, approvals, or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex, or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Bioceres Crop Solutions Corp.
Ocampo 210 bis

Predio CCT, Rosario, Sta. Fe., ARG.

New York, NY 10105

Attn: Gloria  Montaron Estrada

with a copy to:

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Matthew Poulter, Esq.

To an Investor, to the address set forth below such Investor’s name on Exhibit A hereto.

6.4                               Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5                               Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

6.6                               Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations, and discussions between the parties, whether oral or written, including the Original Agreement.

6.7                               Modifications and Amendments. No amendment, modification, or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8                               Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9                               Waivers and Extensions. Any party to this Agreement may waive any right, breach, or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made before or after the right has arisen or the breach or default has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10                        Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement, for an injunction against the breach of any such term, in aid of the exercise of any power granted in this Agreement, to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond unless required by applicable law. None of the rights, powers, or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power, or remedy shall be cumulative and in addition to any other right, power, or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute, or otherwise.

6.11                        Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. The parties irrevocably submit to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in such a court and any claim that any such suit, action, or proceeding brought in such a court has been brought in an inconvenient forum.

6.12                        Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM, OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT,

THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

BIOCERES CROP SOLUTIONS CORP.

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: Chief Executive Officer

INVESTORS:

/s/ Kyle. P Bransfield
Name: Kyle P. Bransfield

/s/ Gerald W. Haddock
Name: Gerald W. Haddock

/s/ Daniel W. Fink
Name: Daniel W. Fink

/s/ Joseph J. Schena
Name: Joseph J. Schena

UNION GROUP INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Juan Sartori
Name: Juan Sartori
Title: Chairman

UNION ACQUISITION ASSOCIATES, LLC

By:	/s/ Kyle P. Bransfield
Name: Kyle P. Bransfield
Title: Member

PENSCO TRUST COMPANY

By:	/s/ Kyle P. Bransfield
Name: Kyle P. Bransfield
Title: Authorized Signatory

/s/ Jim Manley
Name: Jim Manley

LADENBURG THALMANN & CO. INC.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Head of Capital Markets

/s/ William Buchanan Jr.
Name: William B. Buchanan Jr.

/s/ Michael Fontaine
Name: Michael Fontaine

/s/ Scott A. Katzman
Name: Scott A. Katzman

/s/ Joseph Anthony Lasala
Name: Joseph Anthony Lasala

/s/ Harris Lydon
Name: Harris Lydon

/s/ Graham A. Powis
Name: Graham A. Powis

/s/ Patrick A. Sturgeon
Name: Patrick A. Sturgeon

EXHIBIT A

Name and Address of Investor

1.              Kyle P. Bransfield

Address: 444 Madison Avenue, Floor 34

New York, New York 10022

2.              Gerald W. Haddock

Address: 500 Main Street, Suite 1015

Fort Worth, Texas 76102

3.              Daniel W. Fink

Address: 1733 Majestic Drive, Suite 103

Lafayette, Colorado 80026

4.              Joseph J. Schena

Address: 545 Sanctuary Drive, B505

Longboat Key, Florida 34228

5.        Union Group International Holdings Limited

Address: Plaza Independencia 737

Montevideo, Uruguay

Attn: Juan Sartori

6.              Union Acquisition Associates, LLC

Address: 444 Madison Avenue, Floor 34

New York, New York 10022

Attn: Kyle P. Bransfield

7.              PENSCO Trust Company

Address: 444 Madison Avenue, Floor 34

New York, New York 10022

8.              Jim Manley

Address: 444 Madison Avenue, Floor 34

New York, NY 10022

9.              Ladenburg Thalmann & Co. Inc.

Address: 277 Park Ave, 26th floor

New York, NY 10172

10.       William B. Buchanan Jr.

Address: 8 Smith Ridge Lane

New Canaan, Connecticut 06840

11.       Michael Fontaine

Address: 123 Washington Street, 42G

New York, New York 10006

12.       Scott A. Katzmann

Address: 53 Westgate Boulevard

Plandome, New York 11030

13.       Joseph Anthony Lasala

Address: 2012 Byrne Hall

Hanover, New Hampshire 03755

14.       Harris Lydon

Address: 17 White Street, 2B

New York, New York 10013

15.       Graham A. Powis

Address: 10 Francine Drive

Greenwich, Connecticut 06830

16.       Patrick A. Sturgeon

Address: 509 Madison Avenue, 9th Floor

New York, New York 10022